English Translation
Exhibit 10.29
Mobile Phone Built-in Wireless Value-added Business Cooperation Agreement
THIS AGREEMENT is entered into by:
Party A: Hangzhou Fanyi Technologies Co., Ltd.
Registered address: Room 625 West Area, Building A, Zhejiang University Science Park, No.525 Xixi Road, West Lake District, Hangzhou, Zhejiang Province
Mailing address: 10/F, Building B, United Mansion, No. 2, Zijinhua Road, Hangzhou, Zhejiang Province
Party B: Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.
Registered address: Room 610, Block C, No.18 South Xihuan Road, Beijing Economic and Technological Development Zone, Beijing
Mailing address: 8F, West Third Office Building, Orient Economic & Trade Town, Orient Plaza, No.1 East Chang’an Avenue, Dongcheng District, Beijing
WHEREAS,
1. Party A is a developer of mobile phone application software and platform and has unique technical advantages in the development of mobile phone (especially in terms of functional mobile phones) software and certain mobile phone cooperation channels;
2. Party B and its affiliates (including Beijing Leiting Wuji Network Technology Co., Ltd., Shenzhen Xinfei Network Information Technology Co., Ltd., Beijing Lingxun Interactive Technology Development Co., Ltd., Beijing Shenda Hongtong Information Technology Co., Ltd. and Beijing Boxun Rongtong Information Technology Co., Ltd.) are the leading wireless value-added service providers in China and have strong capability and rich experience in the operation of the internet and wireless value-added contents.
NOW, THEREFORE, both parties, abiding by the principles of equality, mutual benefit, joint development, complementation of advantages and equitable compensation and after friendly negotiations, hereby agree below in respect of the cooperation as stated above.

1. Definitions and Interpretations
1.1 The relevant definitions and interpretations herein are as follows:
“Telecom Operator” means China Mobile, China Unicom and China Telecom. Both parties will enter into a supplementary agreement if any new Telecom Operator is added during the execution of this Agreement,.
“China Mobile” means China Mobile Communications Corporation, together with all the subsidiaries, branches, offices or other branch offices wholly owned and controlled by it as well as their respective successors in all the provinces and cities.
“China Unicom” means China United Network Communications Group Company Limited, together with all the subsidiaries, branches, offices or other branch offices wholly owned and controlled by it as well as their respective successors in all the provinces and cities.
“China Telecom” means China Telecom Group Co., Ltd., together with all the subsidiaries, branches, offices or other branch offices wholly owned and controlled by it as well as their respective successors in all the provinces and cities.
“User” means the mobile phone users of the Telecom Operators.
“SMS” means the short message service provided to the Users by using the short message service channels of the Telecom Operators.
“MMS” means the multimedia information service business provided by the Telecom Operators to the Users, which supports multimedia functions and can transmit functionally comprehensive contents and information, including but not limited to, text, images, sounds, data and other formats of multimedia information.
“IVR” means the voice value-added service provided for the Users by using the interactive voice response system provided by any Telecom Operator.
“CRBT” (also called Color Ring Back Tone) means the business of a music, song or record segment customized by the called User for the calling User to replace the common ring back tone. After applying for the CRBT service, the Users can set individualized ring-back tones and when they are called, the customized music, song or record is broadcast for the calling Users to replace the common ring-back tones.
“WAP” means Wireless Application Protocol. Party B can use the WAP sites of the Telecom Operators or Party B’s WAP sites to provide information contents for the Users.
“Applicable Laws” means all the effective PRC state and local laws, regulations and administrative rules already promulgated and newly promulgated during the cooperation hereunder as well as all the applicable regulatory documents, notices, regulations and other mandatory requirements promulgated by the government departments at all levels.
1.2 The headings of the sections and articles of this Agreement are inserted for convenience of reference only and shall not be used in interpreting this Agreement.

1.3 The day used herein means a calendar day. The working day used herein means a statutory working day in the PRC.
2. Cooperation Contents
2.1 Strategic Cooperation
2.1.1 Each party regards the other party as one of the most important strategic partners in respect of mobile phone client terminal software.
2.1.2 Both parties will cooperate in the planning of wireless value-added service products as well as mobile phone clients and regularly communicate about the new demands and opportunities regarding clients and each party will regard the other party as the preferred partner.
2.1.3 The cooperation proceeds sharing arrangement between both parties during the term of this Agreement will be settled pursuant to the standard as set forth herein.
2.2 Cooperation Mode:
2.2.1 Cooperation mode 1: Party B is responsible for product promotion, CP content provision, channels and operation. Party A is responsible for technical support. Party A can independently operate a channel among the top three channels of the cooperation products. Party A is responsible for the contents of such channel and its channel and the proceeds from independent operation of such channel are owned by Party A.
2.2.2 Cooperation mode 2: Party B is responsible for product promotion, channel and operation. Party A is responsible for CP content provision and technical support. Party A can independently operate a channel among the top three channels of the cooperation products. Party A is responsible for such channel and the contents of such channel and the proceeds from independent operation of such channel are owned by Party A.
2.2.3 Cooperation mode 3: Party B is responsible for CP content provision and channel and Party A is responsible for product promotion, operation and technical support.
2.3 Technical cooperation
2.3.1 Both parties shall cooperate in the joint debugging and testing of all technologies and contents in respect of the cooperation business hereunder and guarantee the accuracy and completeness of relevant services.
2.3.2 Party B shall provide technical joint debugging and support for the channel provided by Party B as well as Party A and guarantee the stability of channel.
2.3.3 The party responsible for CP content provision shall guarantee that it has the legal ownership over and can legally authorize the parties hereto to use the contents provided by it according to this Agreement and further guarantee that the contents provided by it will neither infringing upon the lawful interests of any third party nor violating any laws or regulations and can be used for telecom value-added service according to this Agreement. If any legal disputes arise from the contents, the party providing contents shall resolve that dispute and compensate the losses incurred by the other party resulted therefrom.
3. Party A’s Rights and Obligations
3.1 Party A shall be responsible for the development of certain mobile phone client software as well as its obligations regarding the cooperation hereunder.
3.2 Party A shall provide cooperation products and software according to this Agreement, bear the legal liability for the legitimacy of the contents of cooperation products and guarantee that the cooperation products conforming to the requirements of Party B and the Telecom Operators. Party A shall grant authorization certificates to Party B’s companies in respect of the contents of cooperation products pursuant to Party B’s requirements.
3.3. Party B will provide Party A with the background querying interface concerning the cooperation business between both parties. Party A can log in by entering specific user name and password and make comprehensive querying of the detailed use information by the Users of Party B’s services by time interval, type of information, etc.
3.4 Party A will highlight the wireless value-added information functions in the market promotion of mobile phone products and publicize and promote this business at Party A’s website. If promotion contents involve Party B, the prior written confirmation from Party B shall be obtained.
4. Party B’s Rights and Obligations
4.1 Party B shall be responsible for its obligations regarding the cooperation hereunder.
4.2 Party B shall be responsible for the smooth transmission of wireless channels (including, but not limited to, SMS and MMS channels) and provide relevant technical maintenance and system expansion.
4.3 Party B shall make settlement with the Telecom Operators in respect of the proceeds from the wireless value-added service hereunder and pay Party A’s shared proceeds pursuant to the provisions of Article 5 hereof.
4.4 Party B shall provide the Users with customer services in respect of the wireless value-added service provided to the mobile phone Users and handle the corresponding customer inquiries and complaints.
4.5 Party B has the right to unilaterally decide on the marketing of the wireless value-added service hereunder. If the contents being marketed involve Party A, the contents shall be provided to Party A for prior written confirmation.
4.6 Party B may adjust the information contents of the specific wireless value-added service provided by it to the mobile phone Users depending on the conditions of information consumption market.
5. Proceeds Sharing Percentage and Settlement Method
5.1 Distributable proceeds means the total information fee proceeds derived from the cooperation business hereunder less the collection handling charge or information fee and uncollectible allowance charged by the Telecom Operator, then multiplied by the actual settlement rate, then less communications costs and refund and compensation to users, specifically as follows:
5.1.1 Currently, the formula of the distributable proceeds derived from the cooperation business is as below:
Distributable proceeds derived from cooperation business = total information fee proceeds * (1 — percentage of Telecom Operator’s collection handling charge or information fee sharing percentage) * (1 — Telecom Operator’s uncollectible allowance rate) * actual settlement rate — round-up charge — refund and compensation to users
Settlement rate = (1 — Telecom Operator’s uncollectible allowance rate) * actual settlement rate
Guaranteed settlement rate: the settlement rate of the SMS business of China Mobile shall not be less than [****]*, i.e., when the actual settlement rate between Party B and China Mobile in respect of the said business is less than [****]*, settlement is still made with Party A at [****]*; when the actual settlement rate is higher than [****]*, settlement is made with Party A at the actual settlement rate. The settlement rate of the SMS business of China Telecom and China Unicom shall not be less than [****]*, i.e., when the actual settlement rate between Party B and China Telecom or China Unicom in respect of the said business is less than [****]*, settlement is still made with Party A at [****]*; when the actual settlement rate is higher than [****]*, settlement is made with Party A at the actual settlement rate.
5.1.2 Currently, the percentage of collection handling charge for China Mobile’s DO project is [****]*, that for central music platform business is [****]*, that for network-wide IVR business is [****]*, that for local IVR business is subject to the actual policy of mobile companies in different places and that for other businesses is [****]*. Communication cost for SMS is RMB [****]*/message, that for MMS is RMB [****]*/message, that for WAP is RMB [****]* and that for IVR is RMB [****]*.
5.1.3 Currently, China Unicom’s SMS and WAP information fee sharing percentages are [****]* and information fee sharing percentage for IVR is subject to the actual policy of China Unicom. Communication cost for SMS is RMB [****]*/message, that for WAP is RMB [****]* and that for IVR is RMB [****]*/minute.

*	This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

5.1.4 Currently, the uncollectible allowance rate for China Telecom’s IVR is [****]*, information fee sharing percentage for business based on time length is [****]* and information fee sharing percentage for business based on time is [****]*. The uncollectible allowance rate for SMS and WAP is [****]*, information fee sharing percentage is [****]*. Communication cost for SMS is RMB [****]*/message, that for WAP is RMB [****]* and that for IVR is RMB [****]*.
5.1.5 The said collection handling charge percentages or information fee sharing percentages, uncollectible allowance, round-up charge, etc., for the Telecom Operators are to be adjusted according to the actual settlement policies of the Telecom Operators. Actual settlement rate = settlement amount confirmed by Telecom Operator/payable amount calculated by Party B and will be determined according to the monthly actual settlement circumstance. Refund and compensation to users are to be determined according to the monthly actual circumstance.
5.2 Proceeds sharing percentage: the distributable proceeds derived from Party B’s wireless value-added business in connection with the cooperation clients hereunder will be distributed between Party A and Party B according to different cooperation modes.
5.2.1 Cooperation mode 1: Party B is entitled to [****]* of distributable proceeds and Party A is entitled to [****]* of distributable proceeds. The proceeds derived from independent operation of channels are owned by Party A.
5.2.2 Cooperation mode 2: Party B is entitled to [****]* of distributable proceeds and Party A is entitled to [****]* of distributable proceeds. The proceeds derived from independent operation of channels are owned by Party A.
5.2.3 Cooperation mode 3: Party B is entitled to [****]* of distributable proceeds and Party A is entitled to [****]* of distributable proceeds.
5.3 Settlement Time and Settlement Method
5.3.1 Proceeds sharing settlement of China Mobile business: both parties will make settlement on monthly basis. The last working day of each month during cooperation period is the settlement day. Party B shall be responsible for recovering the cooperation business proceeds from the Telecom Operator within thirty days after the settlement day and pay the proceeds payable to Party A on the 45th day (to be postponed accordingly in case of festival or holiday after the settlement day).
5.3.2 Proceeds sharing settlement of China Unicom and China Telecom business : within sixty days after receiving the actual settlement form for each settlement period from the Telecom Operator, Party B shall recover the cooperation business proceeds for such settlement period from the Telecom Operator and pay the proceeds payable to Party A on the 75th day (to be postponed accordingly in case of festival or holiday) after receiving the actual settlement form for each settlement period from the Telecom Operator.
5.4 Prior to settlement with Party A, Party B will deliver to Party A the settlement statement of the cooperation business for last settlement period. The settlement statement shall be prepared as the follows:
5.4.1 Currently, China Mobile will make settlement with Party B in the form of amount receivable and the fluctuation of monthly actual settlement rate is small. Party B will calculate the distributable proceeds for the current month’s cooperation business on the basis of the actual settlement rate of the same type of business between China Mobile and Party B for the last month and preliminarily determine Party A’s proceeds according to sharing percentage. If the confirmed actual settlement rate for current month is inconsistent with the settlement rate used in the settlement statement, Party B will adjust Party A’s proceeds in subsequent settlement.
5.4.2 Currently, China Unicom makes settlement with Party B in the form of actually received amount. China Telecom makes settlement with Party B in the form of amount receivable, but the fluctuation of monthly actual settlement rate is larger. Party B will calculate the current month’s distributable proceeds for cooperation products on the basis of the actual settlement statement provided by China Unicom and China Telecom and determines Party A’s proceeds according to proceeds sharing percentage.
5.5. Party A shall issue the formal invoice to Party B before Party B pays proceeds to Party A. Otherwise, Party B has the right to reject the payment of shared proceeds payable to Party A.
5.6 If settlement between Party B and Party A is delayed due to the Telecom Operator’s failure to timely make settlement with Party B, Party B’s payment delay will not be deemed as a breach hereunder and Party B shall bear no liability. Party A and Party B shall otherwise negotiate how to resolve such case.
5.7 Where the relevant settlement policy or fee standard of the Telecom Operator changes, both parties shall adjust the aforementioned sharing provisions pursuant to the relevant regulations issued by the Telecom Operator.
6. Taxes
6.1 Both parties shall pay any taxes in connection with their respective operations in accordance with the PRC laws.
7. Business Secrets
7.1 Without the written consent of the other party, neither party shall disclose any terms of this Agreement, the execution and performance of this Agreement as well as any information acquired from the other party and its affiliates by executing and performing this Agreement to any third party, except to the extent required by laws, regulations, government authority, stock exchange or other regulatory body and the legal, accounting, business and other consultants and authorized employees of Party A and Party B.
7.2 The confidentiality provisions of this Article shall remain in legal force within the term of this Agreement and for a period of 2 years after its termination.
8. Representations and Warranties
8.1 Each of Party A and Party B hereby declares, represents and warrants to each other as follows:
8.1.1 It is an independent legal entity duly incorporated and validly existing under applicable laws;
8.1.2 It has the legal qualification to engage in the cooperation hereunder, which falls within its business scope;
8.1.3 Its authorized representative has been sufficiently authorized to execute this Agreement on its behalf;
8.1.4 It is capable to perform its obligations hereunder; furthermore, such performance of obligations will not violate the restrictions imposed by the Applicable Laws binding upon it, nor will such performance infringe on the legitimate interests of any third party.
8.2 Party A undertakes that the cooperation client software and software platforms provided by it will not violate any laws and regulations, nor will they infringe upon the legitimate interests of any third party, including but not limited to intellectual property rights. In case any technical problem of the cooperation client software and software platforms provided by Party A gives rise to a dispute, Party B or its cooperating vendors shall provide proper evidences to prove that such dispute is resulting from the technical problems of Party A’s cooperation clients and software platforms, and Party A shall be responsible for solving such dispute. In the event Party A’s breach of this warranty gives rise to any controversy, legal dispute, administrative punishment, action or arbitration, Party A shall settle it and shall bear all liabilities and expenses in connection therewith.
8.3 Party A warrants that the mobile phone client software provided by it will neither violate any law or regulation nor infringe upon the lawful interests of any third party, including, but not limited to, intellectual property rights. If any dispute arises out of the mobile phone client software provided by Party A, Party A shall settle such dispute.
8.4 Party A warrants that the mobile phones built-in with Party B’s wireless value-added service product code or use path hereunder are designed, produced, assembled and sold in a legal manner; in case of any dispute arising in connection with Party A’s design, production, assembly or sale, Party A shall settle that dispute and bear the entire liability; if any loss is thus caused to Party B, Party A shall be liable for compensation.
8.5 Violation of any of the above declarations, representations and warranties by either party shall be deemed as a breach of the stipulations herein, and such party shall assume the liabilities for breach as provided herein.
9. Defaulting Liabilities
9.1 If either party directly or indirectly violates any provision of this Agreement, or fails to assume or timely assume, or insufficiently assume its obligations hereunder, such party shall be deemed in breach of this Agreement. The non-breaching party shall be entitled to require, in writing, the breaching party to correct its breach and take sufficient, effective and timely measures to eliminate the consequences of such breach, and compensate the non-breaching party for any of its losses incurred by the breach of the breaching party. In case the breaching party fails to correct its breach within 10 working days upon receipt of the notice of the non-breaching party regarding its breach, the non-breaching party shall have the right to unilaterally terminate this Agreement prematurely with a written notice to the breaching party, and may hold the breaching party liable for breach of this Agreement.
9.2 Upon occurrence of the breach, if, in the reasonable and objective judgment of the non-breaching party, such breach has rendered it impossible or unfair for the non-breaching party to fulfill its corresponding obligations hereunder, the non-breaching party shall be entitled to prematurely terminate this Agreement with a written notice to the breaching party, and the breaching party shall compensate the non-breaching party for any of its losses incurred by the breach of the breaching party.
10. Force Majeure
10.1 “Force Majeure” shall mean any event that is beyond the reasonable control of both parties, or cannot be foreseen or cannot avoided even foreseen, and such event prevents, affects or delays the performance by either party of part or all of its obligations pursuant to this Agreement. Such event includes but not limited to governmental acts, natural disasters, wars or any other similar events.
10.2 In case of an event of Force Majeure, the party aware of such event shall timely and sufficiently notify the other party in writing, and shall inform the other party of the possible influence of such event on this Agreement and shall furnish relevant proof within a reasonable period.
10.3 In case such event of Force Majeure as mentioned above renders this Agreement impossible to perform or delays the performance hereof in part or in whole, both parties will not be held liable to each other for breach of this Agreement.
11. Cooperation Term and Termination
11.1 This Agreement shall become effective as of the date when the legal representatives or authorized representatives of both parties signed the agreement and the company’s seal was stamped on this Agreement. The cooperation term is from December 29, 2009 to December 31, 2011. Within thirty days prior to the expiration of the term of this Agreement, both parties will carry out consultation with respect to the renewal or modification of this Agreement.

11.2 Whereas mobile phone users are the common resources of Party A and Party B, upon expiration or termination of cooperation, if mobile phone users still use Party B’s wireless value-added business and corresponding information fee proceeds are generated, the proceeds distribution is to be agreed by both parties.
11.3 By adhering to the commitment to better serve the users, neither party may unilaterally terminate this Agreement prematurely or close information service channels, otherwise the breaching party shall assume all the liabilities arising therefrom, except for Force Majeure, adjustment in national policies, laws and regulations, the reason attributable to the Telecom Operator, early termination provision agreed herein as well as the consensus between both parties to prematurely terminate this Agreement.
11.4 The premature termination of this Agreement shall not affect the rights and obligations that both parties have created according to this Agreement prior to the date when this Agreement is terminated prematurely.
12. Dispute Resolution and Applicable Laws
12.1 In the event that any dispute arises between both parties with regard to the content or performance of this Agreement, both parties shall conduct friendly consultation, failing which either party may bring an action before a people’s court of the People’s Republic of China having competent jurisdiction.
12.2 The execution, performance and interpretation of this Agreement as well as dispute resolution shall be governed by Applicable Laws of the People’s Republic of China.
13. Miscellaneous
13.1 Failure by either party hereto to timely exercise any of its rights hereunder shall not be deemed as a waiver thereof and shall not affect the exercise thereof by such party in the future.
13.2 Should any provision hereof become invalid or unenforceable in whole or in part for whatsoever reason or violating any applicable law, such provision shall be deemed as deleted. However, the remaining provisions hereof shall remain in full force and effect and shall be binding, provided that the purpose of this Agreement is not affected.
13.3 This Agreement is made in two originals, one for each party, and both originals shall have the same legal force and effect.
13.4 Any matter not covered herein is to be agreed upon by both parties.
(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Party A: Hangzhou Fanyi Technologies Co., Ltd.
(company chop) [Affixed with the seal of Hangzhou Fanyi Technologies Co., Ltd.]
Legal representative/authorized representative (signature):
Date:
Party B: Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.
(company chop) [Affixed with the seal of Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.]
Legal representative/authorized representative (signature): /s/
Date: March 11, 2010

English Translation
Party Change Agreement
THIS AGREEMENT is entered into by:
Party A: Hangzhou Fanyi Technologies Co., Ltd.
Address: 10/F, Building B, United Mansion, No. 2, Zijinhua Road, Hangzhou, Zhejiang Province
Party B: Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.
Address: 8F, West Third Office Building, Orient Economic & Trade Town, Orient Plaza, No.1 East Chang’an Avenue, Dongcheng District, Beijing
Party C: Hangzhou Sky Network Technologies Co., Ltd.
Address: 10/F, Building B, United Mansion, No. 2, Zijinhua Road, Hangzhou, Zhejiang Province
WHEREAS,
1. Party A and Party B have entered into the Mobile Phone Built-in Wireless Value-added Business Cooperation Agreement in 2010, with the agreement number of LTWJ-S-1002-0103;
2. Party A, Party B and Party C agree that the Party A -Hangzhou Fanyi Technologies Co., Ltd. in the original Mobile Phone Built-in Wireless Value-added Business Cooperation Agreement will be replaced by Party C- Hangzhou Sky Network Technologies Co., Ltd.
NOW, THEREFORE, the three parties reached the following agreement:
1. From June 1, 2010, all rights enjoyed and obligations assumed by Party A under the Mobile Phone Built-in Wireless Value-added Business Cooperation Agreement shall be transferred to Party C.
2. This Agreement shall come into effect when signed and stamped by the legal representative or authorized representative of each of the three parties.
3. This Agreement is made in three originals, each of the three parties holding one. All the three originals have the same legal effect.

Party A: Hangzhou Fanyi Technologies Co., Ltd.
(company chop) [Affixed with the seal of Hangzhou Fanyi Technologies Co., Ltd.]
Legal representative/authorized representative (signature):
Date:
Party B: Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.
(company chop) [Affixed with the seal of Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.]
Legal representative/authorized representative (signature): /s/
Date: June 10, 2010
Party C: Hangzhou Sky Network Technologies Co., Ltd.
(company chop) [Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]
Legal representative/authorized representative (signature):
Date: